Exhibit 99.4

LETTER TO BENEFICIAL HOLDERS

With Respect to Tender of

Any and All Outstanding 7.375% Senior Notes due 2020

(CUSIP Nos. U42223AB0 and 421933AK8)

In Exchange For

Registered 7.375% Senior Notes due 2020

of

HEALTH MANAGEMENT ASSOCIATES, INC.

Pursuant to the Prospectus dated                     , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012 UNLESS EXTENDED BY HEALTH MANAGEMENT ASSOCIATES, INC. IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                    , 2012

To Our Clients:

Enclosed for your consideration is a Prospectus dated , 2012 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer of Health Management Associates, Inc., a Delaware corporation (the “Company”), to exchange up to $875,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2020 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding 7.375% Senior Notes due 2020, issued and sold in a transaction exempt from registration under the Securities Act (the “Outstanding Notes”), upon the terms and conditions set forth in the Prospectus (the “Exchange Offer”). The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges you to contact us promptly if you wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Outstanding Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

Instruction To Registered Holder

From Beneficial Owner of

7.375% Senior Notes due 2020 of

HEALTH MANAGEMENT ASSOCIATES, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                      of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                      of the Outstanding Notes.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) the undersigned’s principal residence is in the State of                      (fill in state), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, and has no arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act and, at the time of consummation of the Exchange Offer, the undersigned will have no such arrangement or understanding, and if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, the distribution of Exchange Notes, (iv) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any of its subsidiaries and (v) the undersigned is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations. The undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters (see the section of the Prospectus entitled “The Exchange Offer—Purpose and Effect”). The undersigned understands that a secondary resale transaction described in the preceding sentence and any resales of Exchange Notes obtained by the undersigned in exchange for the Outstanding Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. Accordingly, if the undersigned cannot truthfully make any of the representations set forth in this paragraph, the undersigned understands that it may not rely on the position of the staff of the Securities and Exchange Commission set forth in the above-referenced no-action letters and must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, if the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to (a) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (b) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act).
☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Outstanding Notes outside the United States in accordance with Rule 904 under the Securities Act.
☐	Other (describe).

SIGN HERE

Name of beneficial owner(s):

Signature(s)

Name(s) of Signatory(ies), if different from beneficial owner (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number:

Date: